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                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549




                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                             Pain Therapeutics, Inc.
             (Exact name of Registrant as specified in its charter)

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
               Delaware                                  91-1911336
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(State of Incorporation or organization)    (I.R.S. Employer Identification No.)


250 East Grand Avenue, Suite 70, South San Francisco, California        94080
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            (Address of principal executive offices)                  (Zip Code)
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Securities to be registered pursuant to Section 12(b) of the Act:


                                      NONE
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       Securities to be registered pursuant to Section 12(g) of the Act:

                         COMMON STOCK, $0.001 PAR VALUE
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Item 1. Description of Registrant's Securities to be Registered.

     Incorporated by reference to Description of Capital Stock section and Shares Eligible for Future Sales sections on pages 54 to 59 of the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 14, 2000, as amended (file number 333-32370) (the "S-1 Registration Statement").

Item 2. Exhibits.

     The following exhibit is filed as a part of this Registration Statement:

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

     *1.1      Specimen of Registrant's Common Stock Certificate.

     *2.1 Form of Amended and Restated Certificate of Incorporation of Registrant to be filed with the Secretary of State of Delaware upon closing of the Registrant's initial public offering.

     *2.2 Form of Amended and Restated By Laws of Registrant to be in effect upon closing of Registrant's initial public offering.

     *2.3 Second Amended and Restated Investors' Rights Agreement dated February 1, 2000 between Registrant and the holders of its Series B and C redeemable convertible preferred stock.
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* Incorporated by reference to the Exhibits to the S-1 Registration Statement.


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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: March 14, 2000                   Pain Therapeutics, Inc.


                                        By: /s/ REMI BARBIER
                                           -------------------------------------
                                           Remi Barbier,
                                           President, Chief Executive Officer
                                           And Chairman